UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Clean Vision Corporation

(Exact name of registrant as specified in its charter)

Nevada	024-11501	85-1449444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051

Manhattan Beach, CA 90266

(Address of Principal Executive Offices) (Zip Code)

(424) 835-1845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2024 (the “SPA Closing Date”), Clean Vision Corporation (the “Company”) closed on the transactions contemplated by that certain Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Investor”) and entered into a STRATA Purchase Agreement (the “STRATA Agreement” and together with the SPA, collectively, the “Agreements”) with the Investor, whereby the Investor agreed to purchase up to $5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

SPA and Note

Pursuant to the SPA, the Company agreed to sell, and the Investor agreed to purchase, a convertible amortization note of the Company (the “Note”) in the aggregate principal amount of $110,000 (such Note being in the amount of $110,000 and containing an original issue discount of $10,000, resulting in the purchase of such Note being $110,000), which Note is convertible into shares of Common Stock as set forth in the Note. In addition, on the SPA Closing Date, the Company issued 5,000,000 shares of restricted Common Stock (the “Commitment Shares”) to the Investor as additional consideration and an inducement for the Investor to enter into the STRATA Agreement.

While any of the securities issued or issuable under the SPA are outstanding, upon any issuance by the Company or any of its subsidiaries of any security, or amendment to a security that was originally issued before the SPA Closing Date, with any term that the Investor reasonably believes is more favorable to the Investor of such security or with a term in favor of the Investor of such security that the Investor reasonably believes was not similarly provided to the Investor in the Note, (i) the Company shall notify the Investor of such additional or more favorable term within one (1) business day of the issuance and/or amendment (as applicable) of the respective security, and (i) such term, at Investor's option, shall become a part of the transaction documents with the Investor (regardless of whether the Company complied with the notification provision herein). The types of terms contained in another security that may be more favorable to the Investor of such security include, but are not limited to, terms addressing prepayment rate, interest rates, and original issue discounts, conversion or exercise prices warrant coverage and pricing, commitment shares and similar terms and conditions.

The Note contains a principal amount of $110,000 (the “Principal”) with guaranteed interest (the “Interest”) at a rate of twelve percent (12%) per calendar year from the date of issuance. All Principal and Interest, along with any and all other amounts, shall be due and owing on January 21, 2025 (the “Maturity Date”), with a lump-sum interest payment equal to $13,200 payable on the Issue Date (as defined in the Note), which is added to the principal balance and payable by the Company on the Maturity Date or upon acceleration or by prepayment or otherwise, notwithstanding the number of days which the Principal is outstanding. Unless the Investor elects to convert the Note into shares of Common Stock, Principal payments shall be made in four (4) installments, each in the amount of $25,000 commencing on the one hundred eightieth (180th) day anniversary following the Issue Date and continuing thereafter each thirty (30) days for four (4) months thereafter. The Note may be prepaid in whole or in part as set forth therein and any amount of Principal or Interest on the Note which is not paid when due shall bear interest at the rate of the lesser of (i) twenty four percent (24%) per annum (which shall be guaranteed and applied to the balance due under the Note upon an Event of Default (as defined in the Note)) and (ii) the maximum amount permitted under law from the due date thereof until the same is paid.

The Investor shall have the right at any time after the 180th day anniversary of Issue Date or following an Event of Default, and ending on the date of payment of the Default Amount (as defined in Article III of the Note) pursuant to Section 1.6(a) or Article III or the Note, each in respect of the remaining outstanding Principal to convert all or any part of the outstanding and unpaid Principal, Interest, penalties, and all other amounts under the Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below). However, in no event shall the Investor be entitled to convert any portion of the Note in excess of that portion of the Note upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Investor and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Investor subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the outstanding shares of Common Stock.

Subject to the adjustments described in the Note, the “Conversion Price” shall be equal to $0.025 per share (the “Fixed Price”); provided, however, that in the event the Common Stock trades below (i) the $0.02 per share for more than five (5) consecutive trading days, then the Fixed Price shall be lowered to equal to $0.0145 per share; or (ii) $0.0145 per share for more than for more than five (5) consecutive trading days, then the Fixed Price shall be eliminated and the Conversion Price shall reset to the lowest traded price of the default period, and shall be re-adjusted every 21 days the Note remains in default such that if the trading price of the Company’s Common Stock is lower 21 days later, the Investor may avail itself of the resulting lower conversion price. Additionally, in the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the “Announcement Date”), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. “Adjusted Conversion Price Termination Date” shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by Section 1.2(b) of the Note has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused Section 1.2(b) of the Note to become operative.

At any time while any balance is due and owing under the Note, the Company agreed to reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the Note. The Company is required at all times to have authorized and reserved two (2) times the number of shares that are actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time) initially 11,000,000 shares of Common Stock (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Company’s obligations pursuant to Section 3(d) of the SPA.

STRATA Agreement

Beginning on the Commencement Date (as defined in the STRATA Agreement) and subject to the terms and conditions in the STRATA Agreement, the Company shall have the right, but not the obligation, to direct the Investor to purchase up to Five Million Dollars ($5,000,000) of Common Stock (the “Purchase Shares”), subject to adjustment, up to the Request Limit (as defined below), at the Purchase Price (as defined below) on the date on which the Investor receives a valid notice (the “Purchase Notice”) from the Company directing the Investor to acquire the Purchase Shares (the date on which the Investor receives such notice, the “Closing Request Date”). Pursuant to the STRATA Agreement, the Company is not allowed to issue a Purchase Notice to the Investor until the Registration Statement (as defined below) has been declared effective with the U.S. Securities and Exchange Commission (the “SEC”).

The “Request Limit” means the number of shares of Class A Common Stock the Company is requiring the Investor to purchase to be limited to the lesser of $1,000,000 or 500% of the average number of shares traded for the 10 trading days prior to the Closing Request Date, with the minimum amount of each such purchase set at $50,000. Each Purchase Notice delivered to the Investor must be at least 10 business days apart. In no event may the shares issuable pursuant to a Purchase Notice, when aggregated with the shares then held by the Investor on the date of the Purchase Notice, exceed 9.99% of the Company’s outstanding Common Stock. Request Limits are further limited by the provisions of Section 2 (c) of the STRATA Agreement.

The “Purchase Price” for each share of Class A Common Stock sold to the Investor pursuant to the STRATA Agreement shall equal 85% (90% if the Company is listed on a national exchange, such as NASDAQ or NYSE) of the average of the two lowest daily VWAP during the five (5) trading days preceding a Closing Request Date (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of the STRATA Agreement.

The Company shall not issue any securities pursuant to the Agreements if (i) such issuance would reasonably be expected to cause the aggregate number of shares of Common Stock issued pursuant to such Agreements to exceed 19.99% of the outstanding shares of Common Stock immediately prior to the date thereof unless shareholder approval pursuant to the rules and regulations of the market or exchange on which the Company’s securities are then traded (the “Principal Exchange”) has been obtained or (ii) otherwise cause the Company to breach any of the rules or regulations of the Principal Exchange. Furthermore, the Company agrees that it shall not issue any securities pursuant to the STRATA Agreement if, at the time of such issuance (y) the effectiveness of the Registration Statement has lapsed for any reason (including, without limitation, the issuance of a stop order or similar order) or (z) the Registration Statement is unavailable for the sale by the Company to the Investor (or the resale by the Investor, as the case may be) of any or all of the securities to be issued to the Investor under the Agreements.

Pursuant to the STRATA Agreement, the Company and in the Investor entered into a Registration Rights Agreement (the “RRA”), whereby the Company agreed to, within thirty (30) days of executing the STRATA Agreement, file with the SEC a registration statement (the “Registration Statement”) covering the resale of the maximum number of Purchase Shares and Commitment Shares issuable to the Investor under the STRATA Agreement.

The foregoing descriptions of the SPA, Note, STRATA Agreement and RRA do not purport to be complete and are qualified their entirety by reference to the form of SPA, Note, STRATA Agreement and RRA attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1, 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Amortization Note
10.1	Form of Securities Purchase Agreement by and between the Company and the Investor
10.2	Form of STRATA Purchase Agreement by and between the Company and the Investor
10.3	Form of Registration Rights Agreement by and between the Company and the Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN VISION CORPORATION

Date: Jun 4, 2024	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer